AMERICAN FUNDS TARGET DATE RETIREMENT SERIES, INC.

ARTICLES SUPPLEMENTARY

American Funds Target Date Retirement Series, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST:                      The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

SECOND:                  The Board of Directors of the Corporation (the “Board”) has previously classified 9,000,000,000 shares of authorized but unissued common stock, par value $0.001 per share, of the Corporation (“Common Stock”) as separate series, each designated as follows: the “American Funds 2050 Target Date Retirement Fund”; “American Funds 2045 Target Date Retirement Fund”; “American Funds 2040 Target Date Retirement Fund”;  “American Funds 2035 Target Date Retirement Fund”;  “American Funds 2030 Target Date Retirement Fund”; “American Funds 2025 Target Date Retirement Fund”; “American Funds 2020 Target Date Retirement Fund”; “American Funds 2015 Target Date Retirement Fund” and “American Funds 2010 Target Date Retirement Fund” (each, a “Series”), each such Series consisting of 1,000,000,000 shares of Common Stock.  Pursuant to the provisions of the Corporation’s Articles of Amendment and Restatement filed with the SDAT on January 8, 2007 (the “Charter”) and Articles Supplementary filed with the SDAT on the March 20, 2009, each Series has been divided and classified into Class A, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5 and Class R-6 shares, each such class consisting of a number of shares of Common Stock consisting of the sum of (x) the outstanding shares of that class of that Series and (y) one-seventh (1/7) of the authorized but unissued shares of all classes of Common Stock of the respective Series; provided however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares.

THIRD:                      On September 15, 2009, pursuant to the authority granted to it in the Charter of the Corporation resolutions were unanimously approved by the Board pursuant to which the Board (i) duly increased the total number of shares of capital stock that the Corporation has authority to issue by 1,000,000,000 in accordance with Section 2-105(c) of Maryland General Corporation Law (the “MGCL”) and (ii) duly authorized the creation and classification of an additional separate series of capital stock of the Corporation consisting of 1,000,000,000 shares of Common Stock designated as the “American Funds 2055 Target Date Retirement Fund” (the “New Series”).  The New Series shall be divided and classified into Class A, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5 and Class R-6 shares, each such class consisting of the sum of (x) the outstanding shares of that class of the New Series and (y) one-seventh (1/7) of the authorized but unissued shares of all classes of Common Stock of the New Series; provided however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5 and Class R-6 shares of Common Stock of the New Series shall not exceed the authorized number of shares of Common Stock of the New Series (i.e., 1,000,000,000 shares) until changed by action of the Board of Directors in accordance with Section 2-208.1 of the MGCL.

FOURTH:  (a)  As of immediately before the increase, the total number of shares of stock of all classes which the Corporation has authority to issue is 9,000,000,000 shares of Common Stock (par value $.001 per share), divided into nine separate Series (as defined in Article VI(a) of the Charter) as follows:

American Funds 2050 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2045 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2040 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2035 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2030 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2025 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2020 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2015 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2010 Target Date Retirement Fund	1,000,000,000 shares

(b)  As increased, the total number of shares of stock of all classes which the Corporation has authority to issue is 10,000,000,000 shares of Common Stock (par value $.001 per share), divided into ten separate Series (as defined in Article VI(a) of the Charter) as follows:

American Funds 2055 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2050 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2045 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2040 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2035 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2030 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2025 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2020 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2015 Target Date Retirement Fund	1,000,000,000 shares
American Funds 2010 Target Date Retirement Fund	1,000,000,000 shares

(c)  The aggregate par value of all shares having a par value is $9,000,000 before the increase and $10,000,000 as increased.

(d)  The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the MGCL.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice Chairman and Principal Executive Officer and attested by its Secretary on this 8th day of October, 2009.

AMERICAN FUNDS TARGET DATE
RETIREMENT SERIES, INC.

By: /s/ James B. Lovelace
James B. Lovelace
Vice Chairman and
Principal Executive Officer
ATTEST:

By: /s/ Steven I. Koszalka
Steven I. Koszalka
Secretary

The undersigned, Vice Chairman and Principal Executive Officer of American Funds Target Date Retirement Series, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ James B. Lovelace
James B. Lovelace
Vice Chairman and
Principal Executive Officer